                                 Exhibit 16.3

Acorn USA Fund
Total Return Calculation

Initial Investment:                                     $1,000
Period:                                                 From 9/4/96 to 12/31/96

Number of Days in Period                                118

Total Return                                            16.50%

                                                             Account
        Date                  NAV            Shares           Value
-------------------------------------------------------------------------
             9/4/96          $10.00           100                  $1,000
            12/31/96          11.65           100                   1,165